Exhibit 99.3


                                Stock Order Form

                                                            STOCK ORDER FORM

                                                           FPB FINANCIAL CORP.
                                                        Stock Information Center
                                                         300 West Morris Street
                                                        Hammond, Louisiana 70403
                                                         (504) ________________

                                                        ------------------------
                                                            Expiration Date:
                                                             June ___, 1999
                                                        12:00 noon, Central Time
                                                        ------------------------

IMPORTANT - PLEASE NOTE: A properly completed original stock order form  must be used to subscribe for common stock. We are not required to accept faxes or copies of this form.

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   (1) Number of Shares        Subscription Price       (2) Total Payment Due
   --------------------                                 ---------------------
                           X         $10.00         =
   --------------------                                 ---------------------

   The minimum purchase is 25 shares. The maximum number of shares that any person may purchase cannot exceed 10,000 shares, and the maximum number that any person, together with associates of and persons acting in concert with such person, may purchase cannot exceed 15,000 shares (subject to adjustment).
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Method of Payment

(3) [ ] Enclosed is a check or money order made payable to FPB Financial Corp. (the "Company") in the amount of
        -------------------
        $
        -------------------
        Cash can be used only if presented in person at the office of Florida Parishes Bank (the "Bank").

(4) [ ] The undersigned authorizes withdrawal from the following account(s) at the Bank. There is no penalty for early withdrawal used for this payment.

        Account Number(s)                             Withdrawal Amount(s)
        ------------------------------------------------------------------
                                                      $
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                             Total Withdrawal Amount
                                                      --------------------

Purchaser Information

(5a) [ ] Check here if you are a director, officer or employee of the Bank or a member of such person's immediate family.

(5b) [ ] Eligible Account Holder - Check here if you were a depositor of at least $50.00 at the Bank on September 30, 1997.

(5c) [ ] Supplemental Eligible Account Holder - Check here if you were a depositor of at least $50.00 at the Bank on March 31, 1999.

(5d) [ ] Other Member - Check here if you were a depositor of or mortgage loan borrower from the Bank on __________ ___, 1999.

Enter information for all accounts that you had at the Bank as of the dates specified above for which you checked the appropriate box.

        Account Title (Names on Accounts)                   Account Number
        ---------------------------------------------------------------------

        ---------------------------------------------------------------------

        ---------------------------------------------------------------------

        ---------------------------------------------------------------------
        If additional space is needed, please use the back of this order form.

Stock Registration

(6) Form of stock ownership:

[ ] Individual                            [ ] Co-Ownership (Louisiana residents)
[ ] Joint tenants (non-Louisiana)         [ ] UTMA
[ ] Fiduciary (i.e., trust, estate, etc.) [ ] Corporation or partnership
[ ] Tenants in common (non-Louisiana)     [ ] Other ____________________________

(7) Name(s) in which your stock is to be registered (Please print clearly):
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Name                                      Social Security or Tax I.D.
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Name
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Street Address/City/State/Zip Code                     Parish of Residence
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                               -------------------     -------------------
(8) Telephone Information      Daytime Phone           Evening Phone
                               (   )                   (   )
                               -------------------     -------------------

NASD or Group Affiliation

(9) [ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(10) [ ] Check here, and complete the reverse side of this form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the subscription and/or community offerings.

Acknowledgement

(11) To be effective, this fully completed stock order form must be actually received by the Bank no later than 12:00 noon, central time, on June __, 1999, unless extended; otherwise, this stock order form and all subscription rights will be void. Completed stock order forms, together with the required payment or withdrawal authorization, may be delivered to the Bank or may be mailed to the Bank in the enclosed postage-paid envelope or to the address indicated above. Do not mail cash.

It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Bank described in the accompanying prospectus, receipt of which is hereby acknowledged at least 48 hours prior to delivery of this stock order form to the Bank.

The undersigned agrees that after receipt by the Bank, this stock order form may not be modified, withdrawn or cancelled without the Bank's consent, and if authorization to withdraw from the undersigned's deposit accounts at the Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the social security or tax ID number and the information provided under numbers 7 and 9 of this stock order form are true, correct and complete and that I am not subject to backup withholding because: (i) I am exempt from backup withholding; (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (iii) the IRS has notified me that I am no longer subject to backup withholding.

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(12) Signature                    Date    Signature                         Date


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A Signed Certification Must Accompany All Stock Order Forms (See Reverse Side).

                               CERTIFICATION FORM

     I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), OF FPB FINANCIAL CORP. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR FLORIDA PARISHES BANK (THE "BANK"), ARE NOT A DEPOSIT ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY THE COMPANY, THE BANK OR THE FEDERAL GOVERNMENT.

     If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, 112 W. John Carpenter Freeway, Dallas, Texas 75039-2010, at (972) 281-2000.

     I further certify that, before purchasing the shares of common stock of the Company, I received a copy of the prospectus dated May __, 1999 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page ____ of the prospectus:


      1.  Higher Interest Rates Would Hurt Our Profitability

      2.  We Anticipate a Low Return on Our Equity

      3.  Our Mortgage-Backed Securities Yield Less Than Our Loans

      4.  Our Consumer Loans Are Riskier Than Our Mortgage Loans

      5.  Our  Commercial  Real Estate  Loans Are Riskier  Than Our  Residential
          Loans

      6.  Our Business Is Concentrated in Tangipahoa Parish

      7.  There Is Strong Competition Within Tangipahoa Parish

      8.  Our Stock  Value  May  Suffer  from Our  Ability  to Impede  Potential
          Takeovers

      9.  We Intend to Remain Independent

     10.  Our Employee Stock Benefit Plans Will Increase Our Costs

     11.  Our Employee Stock Benefit Plans May Be Dilutive

     12.  Possible Increase in the Offering Range Would Be Dilutive

     13.  Our  Valuation  Is Not  Indicative  of the Future  Price of Our Common
          Stock

     14.  Our Stock Price May Decline

     15.  There May Be An Illiquid Market for Our Common Stock

     16. There Is No Opinion or Recommendation by Our Sales Agent; Best Efforts Offering

     17.  Exercise of Subscription Rights May Be Taxable

     18.  We Rely on Two Key Officers

     19. We May Be Unable to Make Technological Advances; Consequences of Year 2000 Computer Failure

     20.  Our Operations Are Subject to Regulatory and Legislative Changes

     21.  Our Forward-Looking Statements Are Subject to Change


Signature: _____________________________



Signature: _____________________________



Date: __________________________________

                     STOCK ORDER FORM INSTRUCTIONS AND GUIDE


STOCK OWNERSHIP GUIDE

Individual

Include the first name, middle initial, and last name of the stockholder. Avoid the use of an initial in place of the first name. Please omit words that do not affect ownership rights such as "Mr.," "Mrs.," Dr.," "special account," "single person," etc.

Co-Ownership

Co-Ownership may be used to identify two or more owners under the laws of the State of Louisiana.

Joint Tenants

For non-Louisiana residents, joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

For non-Louisiana residents, tenants in common may also be specified to identify two or more owners. When stock is held as tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

Uniform Transfer to Minors Act ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the "Uniform Transfer to Minors Act" is abbreviated "UTMA." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Louisiana Uniform Transfer to Minors Act will be abbreviated:
JOHN P. JONES, CUST SUSAN A. JONES, UTMA, LA.

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

* The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list the corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

*    The  fiduciary  capacity,   such  as  administrator,   executor,   personal
     representative, conservator, trustee, committee, etc.

* A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Without a designation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

* The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

*    The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership: John D. Smith, Trustee Under Agreement Dated 10-1-92 for Tom A. Smith.

STOCK ORDER FORM INSTRUCTIONS

Items 1 and 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum number of shares that may be subscribed for is 25. FPB Financial Corp. has reserved the right to reject any order received in the Community Offering, in whole or in part.

Item 3--

Payment for shares may be made in cash (only if delivered by you in person to the Bank's offices) or by check or money order made payable to the FPB Financial Corp. Your funds will earn interest at the Bank's passbook rate until the conversion is completed or terminated. DO NOT MAIL CASH! Please check this box if your method of payment is by check or money order.

Item 4--

If you wish to pay for your stock by a withdrawal from a deposit account at the Bank, please check this box and insert the account number(s) and the amount of your withdrawal authorization for each account. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchase from an Individual Retirement Account.

Item 5--

a. Please check this box if you are a director, officer or employee of Florida Parishes Bank or a member of such person's immediate family.

b. If you were a depositor on the Eligibility Record Date (September 30, 1997), the Supplemental Eligibility Record Date (March 31, 1999) and/or the voting record date for Other Members (________, 1999), you must list all names on the account(s) and all account number(s) of accounts you had at those dates in order to ensure proper identification of your purchase rights. Please check the appropriate box(es).

c. If you were a borrower from the Bank with mortgage loan(s) outstanding on both February 23, 1999 and ________, 1999, you must list each loan number in order to ensure proper identification of your purchase rights.

Items 6, 7 and 8--

The stock transfer industry has developed a uniform system of stockholder registration that we will use in the issuance of your FPB Financial Corp. common stock. Please complete Items 6, 7 and 8 as fully and accurately as possible, and be certain to supply the social security or tax ID number of the person who is subscribing for shares. Failure to provide the social security or tax ID number may result in the loss of your purchase priority. In addition, please list your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide" above.

Item 9--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 10--

Please check this box if you or any associate or person acting in concert with you has submitted another order for shares and complete Item 10 below. "Associate" is defined as: (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is a director, officer or a partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include FPB Financial Corp.'s or the Bank's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of FPB Financial Corp. or the Bank. Directors of FPB Financial Corp. or the Bank are not treated as associates solely because of their Board membership.

Items 11 and 12--

Please sign and date the stock order form where indicated. Review the stock order form carefully before you sign, including the Acknowledgment. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. You may mail your completed stock order form in the envelope that has been provided, or you may deliver your stock order form to the Bank. Your stock order form, properly completed, and payment in full (or withdrawal authorization) must be received by the Bank no later than 12:00 noon, central time, on June __, 1999 or it will become void. If you need further assistance, please call the Stock Information Center at (504)_________ between 9:00 a.m. and 4:30 p.m., central time, Monday through Friday.

Items (5(b), 5(c) and 5(d)--continued

Account Title (Names on Account)                             Account Number
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Item (10)--continued

List below all other orders submitted by you or your associates (as defined above) or by persons acting in concert with you.

Name(s) listed on other Order Form(s)                   Number of Shares Ordered
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